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                         EXHIBIT (23)(A)

                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Harleysville Group Inc.:



We consent to incorporation by reference in this Registration Statement on Form S-8 of Harleysville Group Inc. of our reports dated February 19, 1996 and March 22, 1996 relating to the consolidated balance sheets of Harleysville Group as of December 31, 1995 and 1994 and the related consolidated statements of income, shareholders' equity, and cash flows and the related schedules for each of the years in the three-year period ended December 31, 1995, which reports appear in or are incorporated by reference in the December 31, 1995 annual report on Form 10-K of Harleysville Group Inc. which is incorporated by reference herein.

Our reports refer to the adoption of Statement of Financial
Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of January 1, 1994.


/s/ KPMG Peat Marwick LLP
- ---------------------------------
Philadelphia, Pennsylvania
May 3, 1996